UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2024

Kindly MD, Inc.
(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	KDLY	The Nasdaq Stock Market LLC

Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	KDLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2024, Kindly MD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with WallachBeth Capital, LLC, as representative (the “Representative”) of the underwriters (the “Underwriters”) in connection with the offering for sale of an aggregate of 1,240,910 units (the “Units”) at a price to the public of $5.50 per share. Each Unit offered under the Underwriting Agreement consists of one share of Common Stock, par value $0.001 per share (the “Common Stock”), one tradeable warrant to purchase one share of Common Stock with an exercise price of $6.33 and a five year exercise term (the “Tradeable Warrants”); and one non-tradeable warrant to purchase one-half of one share of Common Stock with an exercise price of $6.33 and a five year exercise term (the “Non-tradeable Warrants”, together with the Tradeable Warrants, the “Warrants”) and the 1,861,365 shares of Common Stock underlying the Warrants (the “Warrant Shares”; and together with the Common Stock, the Warrants, and the Warrant Shares the “Underwritten Securities”).

The Underwriting Agreement also provides for the issuance of 83,639 warrants to the Representative (the “Representative’s Warrants”) with an exercise price of $6.33, a cashless purchase option and a five year exercise term and a 45-day option to purchase, at the public offering price, up to an additional 186,136 shares of Common Stock and/or 186,136 Tradeable Warrants, and/or 186,136 Non-Tradeable Warrants, or any combination thereof, at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, underwriting discounts and commissions to cover over-allotments. On June 3, 2024, WallachBeth Capital LLC partially exercised its over-allotment option with respect to 76,538 Non-Tradeable Warrants and 76,538 Tradeable Warrants.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Units were offered and sold pursuant to the Company’s Registration Statement on Form S-1(File No. 333-274606), originally filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2023, as amended (the “Registration Statement”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) and Rule 424(b)(3) of the Securities Act of 1933, as amended. The Registration Statement was declared effective by the Commission on May 13, 2024.

On June 3, 2024, the Offering was completed. At the closing, the Company (i) sold 1,240,910 shares of Common Stock for total gross proceeds of $6,825,005, and (ii) issued the Representative’s Warrants. After deducting the underwriting commission and expenses, the Company received net proceeds of $6,018,882.18.

The Company entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with VStock Transfer, LLC, as warrant agent (the “Warrant Agent”), effective as of June 3, 2024. The Warrant Agent Agreement sets forth the procedures for registering, transferring and exercising the Tradeable Warrants and the Non-tradeable Warrants, the procedure for amending the Warrant Agent Agreement and the terms of the Company’s indemnification of the Warrant Agent.

The foregoing descriptions of the Underwriting Agreement, Representative’s Warrants, Warrant Agent Agreement and Underwritten Securities, do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, Representative’s Warrants, Warrant Agent Agreement and Underwritten Securities attached hereto as Exhibit 1.1, Exhibits 4.1-4.3, and Exhibit 10.13, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 31, 2024 and June 3, 2024 the Company issued press releases related to the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Exhibits 99.1 and 99.2 contain forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 31, 2024, by and between Kindly MD, Inc. and WallachBeth Capital LLC
4.1	Representative’s Warrant
4.2	Form of Non-tradeable Warrant
4.3	Form of Tradeable Warrant
10.1	Warrant Agent Agreement, dated June 3, 2024, by and between Kindly MD, Inc. and VStock Transfer, LLC
99.1	Press Release dated May 31, 2024
99.2	Press Release dated June 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: June 5, 2024	By:	/s/ Tim Pickett
Tim Pickett
Chief Executive Officer